Exhibit 99.1
NEENAH FOUNDRY COMPANY
SCHEDULES CONFERENCE CALL TO DISCUSS QUARTERLY RESULTS
NEENAH, WI, May 14, 2007 — Neenah Foundry Company (“Neenah” or the “Company”) announced today that it plans to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 with the Securities and Exchange Commission on Tuesday, May 15, 2007.
Neenah’s President & CEO, William Barrett, has scheduled a conference call to review the information in this report and respond to questions. The conference call is scheduled for Wednesday, May 16, 2007 at 10:00 a.m. (Central Time). A replay of this call will be available until May 23, 2007. The call-in number information for the conference call follows:

Dial — In Number:	1-800-559-2403 (to join the audio conference call)
Alternate Dial — In (Intern’l)	1-847-619-6534
Confirmation Number:	17862851#
Host Name:	Bill Barrett
Company:	Neenah Foundry Company

Digital Tape Replay:	1-877-213-9653
Alternate Number (Intern’l)	1-630-652-3041
Passcode:	17862851#
About Neenah Foundry Company
Neenah Foundry Company manufactures and markets a wide range of iron castings and steel forgings for the heavy municipal market and selected segments of the industrial markets. Neenah is one of the larger independent foundry companies in the country, with substantial market share in the municipal and various industrial markets for gray and ductile iron castings and forged steel products. Additional information about Neenah is available on the Company’s web site at www.nfco.com.
Contacts:
Neenah Foundry Company
William Barrett
920-725-7000